                                                                    Exhibit 99.1
                                                               [GRAPHIC OMITTED]

                 SPEAR, LEEDS & KELLOGG JOINS WITH GOLDMAN SACHS
     Combination ensures Goldman Sachs' position at the center of order flow

New York, September 11, 2000 -- The Goldman Sachs Group, Inc. (NYSE:GS) and
Spear, Leeds & Kellogg, L.P. (SLK) today announced a definitive agreement to combine, in a transaction valued at $6.5 billion, comprised of $4.4 billion of
Goldman Sachs common stock (34 million shares) and cash. The transaction is expected to close before year-end, and is subject to regulatory approvals.

SLK, founded in 1931, is a leader in its three core businesses - securities clearing and execution, floor-based market making and off-floor market making.
It is the largest U.S. stock and options clearing firm by volume, the largest specialist firm on the New York Stock Exchange and the third largest NASDAQ market maker, making markets in approximately 6,400 NASDAQ securities.

At current earnings estimates for 2001, it is expected that the transaction will be greater than 2% accretive on a financial reporting basis, and greater than 9%
accretive on a cash basis. This assumes very modest cost benefits of $50 million related to lower financing costs. The transaction will create approximately $5 billion of intangible assets, which will be amortized over 20 years.

     This positions Goldman Sachs:

o    Firmly at the center of price discovery. Expands Goldman Sachs' presence in multiple markets and positions the firm as the leading provider of liquidity

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Media Contact: Kathleen Baum                  Investor Contact:  John Andrews
Tel:  212-902-5400                            Tel:  212-357-2674

                                     PAGE 2

o    At the forefront of advanced technology. Extends Goldman Sachs' leadership in the development and application of sophisticated trading, execution and clearing technology

o    With a significantly expanded client base. The combination will add breadth and depth to existing client relationships through enhanced capabilities, and place the firm in a leading position serving the needs of smaller hedge funds and professional traders. With SLK's market making capabilities, sophisticated trading, execution, and clearing systems, Goldman Sachs can offer an unequaled suite of integrated services.

"SLK extends our leadership in key areas - specifically, market making, execution and clearing - and will provide tangible benefits for Goldman Sachs and its clients," said Henry M. Paulson, Jr., Chairman and Chief Executive
Officer. "We have very similar cultures, and a shared vision of harnessing technology to drive markets."

"This is an historic and exciting moment for all of us at SLK," said Peter R.
Kellogg, Founder. "In joining forces with Goldman Sachs, we combine two premier franchises into a powerful engine for growth."

As part of this transaction, Goldman Sachs is establishing a $900 million retention pool in Goldman Sachs common stock for all SLK employees. The shares will have varying vesting and delivery provisions.

The Goldman Sachs Group, Inc. is a leading global investment bank and securities firm, providing a full range of investing, advisory and financing services worldwide to a substantial and diversified client base, which includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.

This press release contains forward-looking statements, including statements concerning the projected impact of the proposed transaction on Goldman Sachs'
results and growth. These statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

Statements regarding the expected benefits of the transaction and the company's expected revenues and financial position are subject to the following important factors which could cause our actual results and financial position to differ, perhaps materially, from those in these forward-looking statements: expected cost savings may not be achieved; the businesses may not be integrated successfully; we may be unable to maintain relationships with SLK's customers and business partners; and the general risks associated with the companies'
businesses. For risks about Goldman Sachs' business, see its prospectus dated
August 1, 2000 (as filed with the SEC on August 2). Statements regarding the expected date of completion of the transaction are subject to the risk that the closing conditions will not be satisfied, including the risk that the necessary regulatory and other approvals will not be obtained.

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